UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 28, 2009

STANCORP FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

State of Oregon	1-14925	93-1253576
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 SW Sixth Avenue, Portland, Oregon	97204
(Address of principal executive offices)	(Zip Code)

(971) 321-7000

(Registrant’s telephone number, including area code)

No Change

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2009, the Board of Directors of StanCorp Financial Group, Inc., upon the recommendation of its Nominating & Corporate Governance Committee, increased the size of the Board and appointed George J. Puentes and Duane C. McDougall to the Board of Directors of StanCorp Financial Group, Inc. Mr. Puentes’ appointment is effective November 1, 2009, and Mr. McDougall’s appointment is effective December 1, 2009. Messrs. Puentes and McDougall are expected to be appointed to committees in November 2009, and will receive compensation for their services in accordance with the Company’s non-employee director compensation program described in the Company’s March 25, 2009 proxy statement.

A copy of the press release is attached hereto as Exhibit 99.1 and filed herewith.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	StanCorp Financial Group, Inc. press release dated October 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANCORP FINANCIAL GROUP, INC.

Dated: October 30, 2009	/s/ ROBERT M. ERICKSON
Robert M. Erickson
Vice President, Corporate Financial Services and Controller

EXHIBIT INDEX

Exhibit No.	Description
*99.1	StanCorp Financial Group, Inc. press release dated October 30, 2009

*	Filed herewith